Exhibit 23.1.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-179835-02 on Form S-3 of our report dated February 28, 2013, relating to the consolidated financial statements of Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. appearing in this Annual Report on Form 10-K of Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina

February 28, 2013